Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Boston Scientific Corporation of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Penumbra, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 30, 2026